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                                                                   Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this registration statement on Form S-8 pertaining to the Amended and Restated 1997 Stock Plan, as amended, of Atlantic Data Services, Inc. of our report dated April 13, 1998, with respect to the financial statements and schedule of Atlantic Data Services, Inc. as of March 31, 1998 and and for the years ended March 31, 1998 and 1997 included in the Annual Report on Form 10-K of Atlantic Data Services, Inc. for the year ended March 31, 1999, filed with the Securities and Exchange Commission.





                                           /s/ Ernst & Young LLP

Boston, Massachusetts
September 7, 1999